                                                                     EXHIBIT 4.3


                          SIXTH SUPPLEMENTAL INDENTURE


         SIXTH SUPPLEMENTAL INDENTURE (the "Sixth Supplemental Indenture"), dated and effective as of October 1, 2003, is made and entered into by and among Parker Drilling Company, a Delaware corporation (the "Company"), the Restricted Subsidiaries executing as Subsidiary Guarantors (the "Subsidiary Guarantors"), Canadian Rig Leasing, Inc., an Oklahoma corporation ("Canadian"), Indocorp of Oklahoma, Inc., an Oklahoma corporation ("Indocorp"), Parker Drilling Company Eastern Hemisphere, Ltd., an Oklahoma corporation ("PDCEH"), Parker Drilling Company International, Inc., a Delaware corporation ("PDCII"), Parker Drilling Company of Argentina, Inc., a Nevada corporation ("PDCA"), Parker Drilling Company of Singapore, Ltd., an Oklahoma corporation ("PDCS"), Parker Drilling Company of South America, Inc., an Oklahoma corporation ("PDCSA") and Parker Drilling Company of Mexico, LLC, a Nevada limited liability company ("PDCM"), (Canadian, Indocorp, PDCEH, PDCA, PDCS, PDCSA and PDCM shall collectively be referred to herein as the "New Guarantors"), and JPMorgan Chase Bank, a New York banking organization, as Trustee (the "Trustee").

               RECITALS OF THE COMPANY, THE SUBSIDIARY GUARANTORS
                             AND THE NEW GUARANTORS

         WHEREAS, the Company, the Subsidiary Guarantors and the Trustee have executed and delivered an Indenture dated as of March 11, 1998, by and among the Company, the Subsidiary Guarantors and the Trustee (as amended by the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture, and the Fifth Supplemental Indenture, the "1998 Indenture") for the benefit of one another and for the ratable benefit of the Holders of the 9 3/4% Senior Notes due 2006, (the "Notes") and pursuant to which the Subsidiary Guarantors have agreed, jointly and severally, to unconditionally guarantee the due and punctual payment of the principal of, premium, if any, and interest on the Notes and all other amounts due and payable under the 1998 Indenture and the Notes by the Company ("Indenture Obligations");

         WHEREAS, Section 9.01(a)(vi) of the 1998 Indenture provides that under certain conditions the Company, the Subsidiary Guarantors and the Trustee may, without the consent of any Holder of a Note, amend or supplement the 1998 Indenture to add any Restricted Subsidiary as an additional Subsidiary Guarantor as provided in Section 10.02 of the 1998 Indenture;

         WHEREAS, pursuant to Section 10.02 of the 1998 Indenture, the New Guarantors are required to be added as guarantors of the Indenture Obligations;

         WHEREAS, Section 10.02 of the 1998 Indenture requires (i) the execution by the New Guarantors of this Sixth Supplemental Indenture whereby said New Guarantors agree to be bound by the terms of the 1998 Indenture as applicable to a Subsidiary Guarantor and (ii) the execution by the New Guarantors of a Subsidiary Guarantee in the form prescribed by the 1998 Indenture;

         WHEREAS, the execution and delivery of this Sixth Supplemental Indenture has been duly authorized by resolution of the board of directors of the Company and the Subsidiary Guarantors and the board of directors of each of the New Guarantors has authorized this Sixth Supplemental Indenture and the execution of a Subsidiary Guarantee; and

         WHEREAS, all conditions and requirements necessary to make this Sixth Supplemental Indenture valid and binding upon the Company, the Subsidiary Guarantors and the New Guarantors and enforceable against the New Guarantors in accordance with its terms, have been performed and fulfilled;

         NOW, THEREFORE, in consideration of the above premises, each of the parties hereto agrees, for the benefit of the others and for the equal and proportionate benefit of the Holders of the Notes, as follows:


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         SECTION 1. Certain Terms Defined in the 1998 Indenture. All capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the 1998 Indenture.

         SECTION 2. Additional Guarantors; Subsidiary Guarantee.

                  Section 2.1. The New Guarantors, by execution and delivery of this Sixth Supplemental Indenture, hereby agree to be bound by the terms of the 1998 Indenture as a Subsidiary Guarantor.

                  Section 2.2 Attached hereto as Exhibit A is a Subsidiary Guarantee of the New Guarantors in the form prescribed by the 1998 Indenture, by which each New Guarantor agrees to guarantee the obligations of the Company in accordance with the terms of the Subsidiary Guarantee.

         SECTION 3. Effectiveness. This Sixth Supplemental Indenture shall become effective upon:

                  (a) the execution and delivery of this Sixth Supplemental Indenture by the Company, the Subsidiary Guarantors, the New Guarantors and the Trustee; and

                  (b) the delivery by the Company to the Trustee of the Opinion of Counsel and an Officers' Certificate as required pursuant to Sections 11.04 and 11.05 of the 1998 Indenture and addressing the matters required pursuant to such sections.

         SECTION 4. Particular Representations and Covenants.

                           Section 4.1. Authority. The Company, the Subsidiary
                  Guarantors and the New Guarantors are duly authorized to execute and deliver this Sixth Supplemental Indenture, and all corporate action on their part required for the execution and delivery of this Sixth Supplemental Indenture has been duly and effectively taken.

                           Section 4.2. Correctness of Recitals. The Company and
                  the Subsidiary Guarantors and the New Guarantors represent and warrant that all recitals and statements in this Sixth Supplemental Indenture are true and correct.

         SECTION 5. Concerning the Trustee.

                           Section 5.1 Acceptance of Trusts. The Trustee accepts
                  the trusts hereunder and agrees to perform same, but only upon the terms and conditions set forth in the Indenture.

                           Section 5.2 Responsibility for Recitals. The recitals
                  and statements contained in this Sixth Supplemental Indenture shall be taken as recitals and statements of the Company, the Subsidiary Guarantors and the New Guarantors and the Trustee assumes no responsibility for the correctness of same. The Trustee makes no representations as to the validity or sufficiency of this Sixth Supplemental Indenture, except that the Trustee is duly authorized to execute and deliver it.

         SECTION 6. Miscellaneous Provisions.

                           Section 6.1 Counterparts. This Sixth Supplemental
                  Indenture may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

                           Section 6.2 Compliance with Trust Indenture Act. This
                  Sixth Supplemental Indenture shall be interpreted to comply in every respect with the Trust Indenture Act of 1939, as amended, (the "TIA"). If any provision of this Sixth Supplemental Indenture limits, qualifies or conflicts with the duties imposed by the TIA, the imposed duties shall control.

                           Section 6.3 Headings. The section headings herein are
                  for convenience only and shall not affect the construction hereof.

                           Section 6.4 Binding Effect. All covenants and
                  agreements in this Sixth Supplemental Indenture by the Company or by any of the Subsidiary Guarantors shall bind their successors and assigns, whether so expressed or not.

                           Section 6.5 Governing Law. The internal laws of the
                  State of New York shall govern and be used to construe this Sixth Supplemental Indenture.

                           Section 6.6 Continuation of 1998 Indenture. Except as
                  amended by this Sixth Supplemental Indenture, the terms and conditions of the 1998 Indenture shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have caused this Sixth Supplemental Indenture to be duly executed, all as of the date first above written.

                              PARKER DRILLING COMPANY


                              By: /s/ James W. Whalen
                                 ----------------------------------------------
                              Name:  James W. Whalen
                              Title: Sr. Vice President-Finance and
                                     Chief Financial Officer

                              JPMORGAN CHASE BANK, as Trustee


                              By: /s/ Rebecca Newman
                                 ----------------------------------------------
                              Name:
                              Title:

                              SUBSIDIARY GUARANTORS:

                              Parker Drilling Company of Oklahoma, Incorporated Parker Drilling Company Limited (Nevada)
                              Choctaw International Rig Corp.
                              Parker Drilling Company of New Guinea, Inc.
                              Parker Drilling Company North America, Inc.
                              Parker-VSE, Inc.  (formerly Vance Systems
                                 Engineering, Inc.)
                              DGH, Inc.
                              Parker Drilling Company International Limited Parker USA Drilling Company (formerly Parcan
                                 Limited)

                              Parker Technology, Inc.
                              Parker Drilling Offshore Corporation (formerly
                                 Hercules Offshore Corporation)
                              Parker Drilling Offshore International, Inc.
                              Anachoreta, Inc.
                              Pardril, Inc.
                              Parker Aviation, Inc.
                              Parker Drilling (Kazakhstan), Ltd.
                              Parker Drilling Company of Niger
                              Parker North America Operations, Inc.
                              Selective Drilling Corporation
                              Universal Rig Service Corp.
                              Creek International Rig Corp.


                              By: /s/ David W. Tucker
                                 ----------------------------------------------
                              Name:  David W. Tucker
                              Its:   Vice President & Treasurer

                              Parker Technology, L.L.C.


                              By: /s/ David W. Tucker
                                 ----------------------------------------------
                              Name:  David W. Tucker
                              Its:   Vice President & Manager

                              Parker Drilling Offshore USA, L.L.C.
                              (formerly Mallard Bay Drilling, L.L.C.)


                              By: /s/ David W. Tucker
                                 ----------------------------------------------
                              Name:  David W. Tucker
                              Its:   Treasurer & Manager

                              Parker Drilling Management Services, Inc.


                              By: /s/ David W. Tucker
                                 ----------------------------------------------
                              Name:  David W. Tucker
                              Its:   President

                              Parker Tools, LLC


                              By: /s/ Tom Junk
                                 ----------------------------------------------
                              Name:  Tom Junk
                              Its:   President and Manager

                              Quail USA, LLC


                              By: /s/ W. Kirk Brassfield
                                 ----------------------------------------------
                              Name:  W. Kirk Brassfield
                              Its:   President and Manager

                              Parker USA Resources, LLC


                              By: /s/ Tom Junk
                                 ----------------------------------------------
                              Name:   Tom Junk
                              Its:   President and Manager

                              PD Management Resources, L.P.

                              By: /s/ David W. Tucker
                                 ----------------------------------------------
                              Name:   David W. Tucker
                              Title:  President of its General Partner,
                                      Parker Drilling Management Services, Inc.

                              Parker Offshore Resources, L.P.


                              By: /s/ David W. Tucker
                                 ----------------------------------------------
                              Name:   David W. Tucker
                              Title:  President of its General Partner,
                                      Parker Drilling Management Services, Inc.

                              Quail Tools, L.P.


                              By: /s/ W. Kirk Brassfield
                                 ----------------------------------------------
                              Name:   W. Kirk Brassfield
                              Title:  President of its General Partner, Quail
                                      USA, LLC

                              NEW GUARANTORS:

                              Canadian Rig Leasing, Inc.
                              Indocorp of Oklahoma, Inc
                              Parker Drilling Company Eastern Hemisphere, Ltd. Parker Drilling Company International, Inc. Parker Drilling Company of Argentina, Inc. Parker Drilling Company of Singapore, Ltd. Parker Drilling Company of South America, Inc.

                              By: /s/ David W. Tucker
                                 ----------------------------------------------
                              Name:   David W. Tucker
                              Its:    Vice President

                              Parker Drilling Company of Mexico, LLC


                              By: /s/ Steve Pittillo
                                 ----------------------------------------------
                              Name:   Steve Pittillo
                              Its:    President

                                                                     Exhibit "A"


                              SUBSIDIARY GUARANTEE

         This Subsidiary Guarantee is hereby executed as of the ___ day of _________, 2003, by the each of the undersigned Restricted Subsidiaries. Terms not defined herein shall have the meanings as set forth in the 1998 Indenture (as described below).

                                    RECITALS:


WHEREAS, pursuant to Section 10.02(a) of the Indenture dated March 11, 1998, (as previously and heretofore amended, the "1998 Indenture") by and among Parker Drilling Company (the "Company"), the Restricted Subsidiaries which are already Subsidiary Guarantors, and JPMorgan Chase Bank, as Trustee, pursuant to which the Company has issued its 9 3/4% Senior Notes due 2006 (the "Notes"), it is a requirement that each of the undersigned Restricted Subsidiaries execute a supplemental indenture agreeing to be bound by the terms of the 1998 Indenture and to execute a Subsidiary Guarantee in accordance with the terms of the 1998 Indenture; and

WHEREAS, each of the undersigned Restricted Subsidiaries has executed the Sixth Supplemental Indenture to the 1998 Indenture pursuant to which it agrees to be a Subsidiary Guarantor thereof and to execute a Subsidiary Guarantee;

NOW, THEREFORE:

Each of the undersigned Restricted Subsidiaries jointly and severally and unconditionally guarantees, on a senior basis (each such guarantee being a "Subsidiary Guarantee"), to each Holder of a Note authenticated and delivered by the Trustee irrespective of the validity or enforceability of the 1998 Indenture, the Notes or the obligations of the Company under the 1998 Indenture or the Notes, that: (i) the principal of, premium, if any, and interest on the Notes of every series issued thereunder shall be paid in full when due, whether at the maturity or interest payment or mandatory redemption date, by acceleration, call for redemption or otherwise, and interest on the overdue principal and interest, if any, of the Notes and all other obligations of the Company to the Holders or the Trustee under the 1998 Indenture or the Notes shall be promptly paid in full or performed, all in accordance with the terms of the 1998 Indenture and the Notes; and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, they shall be paid in full when due or performed in accordance with the terms of the extension or renewal, whether at maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed for whatever reason, each Subsidiary Guarantor shall be obligated to pay the same whether or not such failure to pay has become an Event of Default that could cause acceleration pursuant to Section
6.02 of the 1998 Indenture. Each Subsidiary Guarantor agrees that this is a guarantee of payment, not a guarantee of collection. Capitalized terms used herein have the meanings assigned to them in the 1998 Indenture unless otherwise indicated, and the obligations of the Subsidiary Guarantors pursuant to the Subsidiary Guarantees are subject to the terms of the 1998 Indenture, to which reference is hereby made for the precise terms thereof. The obligations of each Subsidiary Guarantor to the Holders of Notes and to the Trustee pursuant to this Subsidiary Guarantee and the 1998 Indenture are expressly set forth, and are senior unsecured obligations of each such Subsidiary Guarantor to the extent and in the manner provided, in Article 10 of the 1998 Indenture, and may be released or limited under certain circumstances. Reference is hereby made to such 1998 Indenture for the precise terms of the Subsidiary Guarantee therein made.

                              Canadian Rig Leasing, Inc.
                              Indocorp of Oklahoma, Inc
                              Parker Drilling Company Eastern Hemisphere, Ltd. Parker Drilling Company International, Inc.

                              Parker Drilling Company of Argentina, Inc.
                              Parker Drilling Company of Singapore, Ltd.
                              Parker Drilling Company of South America, Inc.

                              By: /s/ David W. Tucker
                                  ---------------------------------------------
                              Name:   David W. Tucker
                              Its:    Vice President


                              Parker Drilling Company of Mexico, LLC


                              By: /s/ Steve Pittillo
                                 ----------------------------------------------
                              Name:   Steve Pittillo
                              Its:    President